UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

Wintergreen Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42673	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 8326, Block B,

Hongxiang Cultural and Creative Industrial Park,

90 Jiukeshu West Road,

Tongzhou District, Beijing, PRC

(Address of principal executive offices, including zip code)

+ (86)136 5237 1477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one right to acquire one-eighth (1/8) of one Ordinary Share	WTGUU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	WTG	The Nasdaq Stock Market LLC
Rights, each to acquire one-eighth (1/8) of one Ordinary Share	WTGUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth under Item 2.03 are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2026, Wintergreen Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) in the principal amount of $184,635 to MACRO DREAM Holdings Limited, the Company’s sponsor (the “Sponsor”). The Note was issued in connection with the Sponsor’s advance of funds to the Company to be deposited into the Company’s trust account (the “Trust Account”) to effectuate an extension of the date by which the Company must consummate its initial business combination (the “Extension”).

The Note does not bear interest and matures upon the earlier of the closing of the Company’s initial business combination or the date the Company is required to liquidate. In the event that the Company does not consummate a business combination, the Note will be forgiven and the Sponsor will have no right to receive payment under the Note. The Sponsor has agreed to waive any and all right, title, interest, or claim of any kind in or to any distribution of or from the Trust Account with respect to the Note.

At the Sponsor’s option, at any time prior to payment in full of the principal balance of the Note, the Sponsor may elect to convert all or any portion of the unpaid principal balance of the Note into units of the Company at a conversion price equal to $10.00 per unit, upon the consummation of a business combination. Such units will be identical to the placement units issued to the Sponsor in the private placement that closed simultaneously with the Company’s initial public offering.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Units (and the underlying securities) issuable upon conversion of the Note, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by the Sponsor until the completion of the Company’s initial business combination and (2) are entitled to registration rights.

Item 8.01 Other Events.

Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, the Board of Directors approved the Extension upon the Sponsor’s request, extending the Business Combination Deadline from September 30, 2026 to October 30, 2026. The information set forth in Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference. The Company is continuing to pursue the consummation of its previously announced business combination with KIKA Technology Inc. pursuant to the Merger Agreement dated November 17, 2025.

Forward-Looking Statements

Neither Wintergreen Acquisition Corp., KIKA Technology INC., nor any of their respective affiliates make any representation or warranty as to the accuracy or completeness of the information contained in this Current Report on Form 8-K. This Current Report on Form 8-K is not intended to be all-inclusive or to contain all the information that a person may desire in considering the proposed business combination discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2026

WINTERGREEN ACQUISITION CORP.

By:	/s/ Yongfang “Fayer” Yao
Name:	Yongfang “Fayer” Yao
Title:	Chief Executive Officer and Director

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